EXHIBIT 99.2

Cal Dive International
1st Quarter 2011 Earnings Conference Call

Forward-Looking Statements
This presentation may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations.
The forward-looking statements speak only as of the date of this presentation, and we undertake no obligation to update or revise such statements to reflect new information or events as they occur.
Our actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the
Macondo well blowout, our inability to obtain contracts with favorable pricing terms if there is a downturn on our business cycle, intense competition in our industry, the operational risks inherent in our business, and other risks detailed in our Form 10-K on file with the Securities and Exchange
Commission.

Presentation Outline
  Summary of 1Q 2011 Results
  Backlog
  Discussion of Financial Results
  Credit Facility Renewal
  Non-GAAP Reconciliations
  Questions & Answers

Summary of 1Q Results

  General improvement in activity levels.
  Construction project in Bahamas and
 diving related work in Australia.
  Solid Backlog at end of quarter.
  Typical seasonality in 1Q.
  Permitting activity still slow but improving
 in Gulf of Mexico.

($ millions)

$350
$300
$250
$200
$150
$100
$50
$-
$183
$191
$302
$233
$191
$190
4Q 2009
1Q 2010
2Q 2010
3Q 2010
4Q 2010
1Q 2011

Backlog

Financial Results

(all amounts in thousands, except per share amounts and percentages)
(1) See reconciliation on Non-GAAP financial measures at the end of the presentation.
	1st Quarter
	2011	2010

Revenues	$95,431	$57,418

Gross Loss	($7,226)	($15,409)
Margins	(8%)	(27%)

Net Loss	($18,745)	($19,129)
Margins	(20%)	(33%)

Diluted Loss Per Share	($0.20)	($0.20)

EBITDA (1)	($1,338)	($8,490)
Margins	(1%)	(15%)

Utilization

(1) Effective vessel utilization is calculated by dividing the total number of days the vessels generated revenues by the total number of days the vessels were available for operation in each period excluding days in which the vessels were in drydocking or taken out of service for upgrades.
	1st Quarter
	2011	2010
Effective Utilization (1) -
Saturation Diving Vessels	48%	39%
Surface Diving Vessels	34%	22%
Construction Barges	15%	6%
Total Fleet	30%	22%

Calendar Day Utilization -
Saturation Diving Vessels	38%	35%
Surface Diving Vessels	32%	21%
Construction Barges	14%	5%
Total Fleet	27%	19%

1Q 2011

$51
54%
$44
46%

1Q 2010

$44
77%
$13
23%

International

International Revenue
($ millions)
Domestic

Horizon Acquisition
$350
$300
$250
$200
$150
$100
$50
$-
$314
$254
$183
$141
$155
2007
2008
2009
2010
1Q 2011
Net Debt

35%
30%
25%
20%
15%
10%
5%
0%
35%
27%
21%
27%
30%
2007
2008
2009
2010
1Q 2011
Net Debt to Book Cap.

Debt Levels

Net Debt Levels (1)
Net Debt to Book Cap. % (2)
($ millions)
(1) Calculated as Total Debt less Cash and Cash Equivalents.
(2) Calculated as Net Debt divided by Stockholders’ Equity plus Net Debt.

$400
$350
$300
$250
$200
$150
$100
$50
$-
$334
$354
$348
$243
$261
$273
$293
$296
$218
$252
$61
$61
$52
$25
$9
2007
2008
2009
2010
1Q 2011
Cash
Revolver Borrowing Capacity

Liquidity

Liquidity Positions
($ millions)

Credit Facility Renewal
  5 year facility: $150 million term loan; $300 million revolver.
  Scheduled term loan principal payments significantly reduced.
  No payments until June 30, 2012;
  $2 million per quarter until June 30, 2013;
  $4 million per quarter thereafter until final payment at maturity.
  Pricing grid governing both term loan and revolver.
  Pricing is 275bps plus LIBOR at current ratio;
  Pricing grid subject to leverage ratio ranging from 250-325bps.

Non-GAAP Reconciliations

EBITDA Reconciliations

(all amounts in thousands)
	1st Quarter
	2011	2010

	($1,338)	($8,490)

Less: Depreciation & Amortization	16,876	18,262

Less: Non-Cash Stock Comp. Expense	2,281	1,783

Less: Net Interest Expense	2,027	2,458

Less: Provision for Income Taxes	(3,777)	(11,864)

Net Loss	($18,745)	($19,129)